UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 4, 2015

Nxt-ID, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54960	46-0678374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Nxt-ID, Inc.

288 Christian Street

Oxford, CT 06478

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (203) 266-2103

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 3.02. Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of our Current Report on Form 8-K filed on July 30, 2015 and Item 8.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

The Company issued the Warrants and Placement Agent Warrant in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b).

Item 8.01. Other Events.

On August 4, 2015, Nxt-ID, Inc. (the “Company”) closed its previously-announced public offering of shares of its common stock. The Company sold 1,721,429 shares of common stock at a price to the public of $1.75 per share, and received gross proceeds from the public offering, before deducting the placement agent fees and estimated offering expenses payable by the Company, of approximately $3,012,500.

On August 4, 2015, in connection with the public offering, the Company closed its previously announced private placement (together with the public offering, the “Offerings”) of its warrants to purchase shares of common stock. The Company sold warrants to purchase 860,716 shares of common stock at a price to the public of $0.0000001 per warrant and at an exercise price of $2.35 per share. Northland Securities, Inc. acted as the exclusive placement agent for the Offerings. The Benchmark Company also acted as an advisor to the Company for the Offerings.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2015	NXT-ID, INC.

	By:	/s/ Gino M. Pereira
Name: Gino M. Pereira Title: Chief Executive Officer

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